As Filed With The Securities And Exchange Commission On May 30, 2003

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

AMENDMENT NO. 1
TO
FORM S-8

Registration Statement
Under
The Securities Act of 1933

______________________

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	43-1273600 (I.R.S. Employer Identification Number)
501 North Broadway St. Louis, Missouri (Address of principal executive offices)	63102 (Zip Code)

______________________

STIFEL FINANCIAL CORP. 2001 INCENTIVE PLAN

THOMAS A. PRINCE, ESQ.
General Counsel
Stifel Financial Corp.
501 North Broadway
St. Louis, Missouri 63102

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (314) 342-2000

______________________

Copy to:

ROBERT M. LAROSE, ESQ.
Thompson Coburn LLP
One Firstar Plaza
St. Louis, Missouri 63101
(314) 552-6000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.15 par value (1)	1,300,000 shares	$12.42	$16,146,000	$1,306.21

(1) Includes one attached Preferred Share Purchase Right per share.

(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon the average of the high and low sale prices of common stock, $0.15 par value, of the Registrant as reported on the New York Stock Exchange on May 22, 2003.

______________________

STIFEL FINANCIAL CORP

2001 INCENTIVE PLAN

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-8 is being filed by Stifel Financial Corp. in connection with the registration of an additional 1,300,000 shares of common stock, $0.15 par value per share, and attached Preferred Share Purchase Rights, for issuance to participants under the Stifel Financial Corp. 2001 Incentive Plan. The contents of the Registration Statement on Form S-8 (Reg. No. 333-82328) filed by Stifel Financial Corp. with the Securities and Exchange Commission on February 7, 2002, are incorporated herein by reference.

Item 8. Exhibits.

See Exhibit Index on page 5 hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement (File No. 333-82328) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 30, 2003.

STIFEL FINANCIAL CORP.

By /s/ Ronald J. Kruszewski

Ronald J. Kruszewski
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
_____________*_____________ George H. Walker, III	Chairman Emeritus	May 30, 2003
_____________*_____________ Ronald J. Kruszewski Principal Executive Officer	Chairman, President and Chief Executive Officer	May 30, 2003
_____________*_____________ James M. Zemlyak Principal Financial Officer and Principal Accounting Officer	Senior Vice President, Chief Financial Officer and Treasurer	May 30, 2003
__________________________ Robert J. Baer	Director	May 30, 2003
_____________*_____________ Bruce A. Beda	Director	May 30, 2003
_____________*_____________ Charles A. Dill	Director	May 30, 2003
_____________*_____________ Richard F. Ford	Director	May 30, 2003
_____________*_____________ Walter F. Imhoff	Director	May 30, 2003
_____________*_____________ Robert E. Lefton	Director	May 30, 2003
__________________________ Scott B. McCuaig	Director	May 30, 2003
_____________*_____________ James M. Oates	Director	May 30, 2003

*By /s/ Thomas A. Prince
Thomas A. Prince
Attorney-in-fact

Thomas A. Prince, by signing his name hereto, does sign this document on behalf of the individuals named above, pursuant to a power of attorney duly executed by such individuals, previously filed as Exhibit 24.1 to the Registration Statement on Form S-8 filed on February 7, 2002.

EXHIBIT INDEX
Exhibit No.
4.1(a)

Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on June 1, 1983, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended (Registration File No. 2-84232) filed July 19, 1983.

4.1(b)

Amendment to Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on May 11, 1987, incorporated herein by reference to Exhibit 3(a)(2) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 31, 1987.

4.1(c)

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company filed with the Secretary of State of Delaware on July 10, 1987, incorporated herein by reference to Exhibit (3)(a)(3) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 31, 1987.

4.1(d)

Amendment to Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 28, 1989, incorporated herein by reference to Exhibit 3(a)(4) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 27, 1990.

4.2	Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3(b)(1) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 30, 1993.
4.3	Preferred Stock Purchase Rights of the Company, incorporated herein by reference to the Company's Registration Statement on Form 8-A filed July 30, 1996.
5.1	Opinion of Thompson Coburn as to the legality of the securities being registered.*
5.2	Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code.**
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Thompson Coburn (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page hereto).**

* Filed herewith

** Previously filed